Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 8, 2018, with respect to the financial statements and supplemental schedule included in the Annual Report of the McGrath RentCorp Employee Stock Ownership and 401(k) Plan on Form 11-K for the year ended December 31, 2017. We hereby consent to the incorporation by reference of said report in the Registration Statement on Forms S-8 of McGrath RentCorp and Subsidiaries (File No. 333-74089, File No. 333-151815, File No. 333-161128, and File No. 333-183231).

/s/ Grant Thornton LLP

Los Angeles, California

June 8, 2018